[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
____________                      _________________________________________
                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-64179, 33-55787, 33-55789 and 333-31093 of Chrysler Financial Corporation
(a subsidiary of Chrysler Corporation) on Form S-3 of our report dated January 22, 1998 appearing in this Annual Report on Form 10-K of Chrysler Financial Corporation for the year ended December 31, 1997.




s/ Deloitte & Touche L.L.P.
January 22, 1998







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